Exhibit (q)(2)

AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
AMERICAN CENTURY GROWTH FUNDS, INC.

(“the Funds”)

I, Ward D. Stauffer, Secretary of the above-referenced corporations, do hereby certify that the following is a true copy of certain resolutions adopted by the Board of Directors of the above-referenced corporations on December 4, 2012, and that such resolutions have not been rescinded or modified and are not inconsistent with the Certificate of Incorporation, Declaration of Trust or Bylaws of the corporations.

WHEREAS:

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Pursuant to a duly-executed Power of Attorney, the Directors and officers of American Century Mutual Funds, Inc., American Century World Mutual Funds, Inc., American Century Capital Portfolios, Inc., American Century Strategic Asset Allocations, Inc., American Century Asset Allocation Portfolios, Inc., American Century Variable Portfolios, Inc., and American Century Growth Funds, Inc. (collectively, the “Funds”) have appointed Ryan L. Blaine, Brian L. Brogan, Danielle D. Cook, Christine J. Crossley, Kathleen Gunja Nelson, Elizabeth L. Richards, and Daniel K. Richardson, each of them singly, their true and lawful attorneys-in-fact, with full power of substitution, and with full power to each, for the purpose of signing on their behalf registration statements and other related documents of the Funds for the purpose of complying with all laws relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.

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Such attorneys-in-fact may, from time to time, sign documents, including registration statements, amendments or supplements thereto and instruments in connection therewith, on behalf of directors and officers who have appointed them.

RESOLVED, that the Directors hereby authorize such attorneys-in-fact to sign the documents of the Funds, including registration statements, amendments or supplements thereto and instruments in connection therewith, pursuant to the Power of Attorney so executed by the Directors and certain officers of the Funds.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of December, 2012.

/s/ Ward D. Stauffer
Ward D. Stauffer
Secretary